FINANCIAL GUARANTY INSURANCE COMPANY
Audited Financial Statements

December 31, 1996

Report of Independent Auditors ............................... 1

Balance Sheets ............................................... 2

Statements of Income ......................................... 3

Statements of Stockholder's Equity ........................... 4

Statements of Cash Flows ..................................... 5

Notes to Financial Statements ................................ 6

Financial Guaranty Insurance
  Company                                                         Balance Sheets

($ in Thousands, except per share amounts)

                                                                                             DECEMBER 31,  DECEMBER 31,
ASSETS                                                                                           1996          1995
-------------------------------------------------------------------------------------------  ------------  ------------

Fixed maturity securities available-for-sale (amortized cost of $2,190,303 in 1996 and
  $2,043,453 in 1995)......................................................................   $2,250,549    $2,141,584

Short-term investments, at cost, which approximates market.................................       73,839        91,032

Cash.......................................................................................          860           199

Accrued investment income..................................................................       37,655        37,347

Reinsurance recoverable....................................................................        7,015         7,672

Prepaid reinsurance premiums...............................................................      167,683       162,087

Deferred policy acquisition costs..........................................................       91,945        94,868

Property and equipment, net of accumulated depreciation ($15,333 in 1996 and $12,861 in
  1995)....................................................................................        4,696         6,314

Receivable for securities sold.............................................................          379        26,572

Prepaid expenses and other assets..........................................................       19,520        12,627
                                                                                             ------------  ------------

      Total assets.........................................................................   $2,654,141    $2,580,302
                                                                                             ------------  ------------
                                                                                             ------------  ------------

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums..........................................................................   $  681,816    $  727,535

Loss and loss adjustment expenses..........................................................       72,616        77,808

Ceded reinsurance balances payable.........................................................       10,561         1,942

Accounts payable and accrued expenses......................................................       54,165        32,811

Payable to Parent..........................................................................        1,791         1,647

Current federal income taxes payable.......................................................       52,016        51,296

Deferred federal income taxes..............................................................       91,805        99,171

Payable for securities purchased...........................................................        4,937        40,211
                                                                                             ------------  ------------

      Total liabilities....................................................................   $  969,707     1,032,421
                                                                                             ------------  ------------
                                                                                             ------------  ------------

Stockholder's Equity:

Common stock, par value $1,500 per share; 10,000 shares authorized, issued and
  outstanding..............................................................................       15,000        15,000

Additional paid-in capital.................................................................      334,011       334,011

Net unrealized gains on fixed maturity securities available-for-sale, net of tax...........       39,160        63,785

Foreign currency translation adjustment, net of tax........................................         (429)       (1,499)

Retained earnings..........................................................................    1,296,692     1,136,584
                                                                                             ------------  ------------

      Total stockholder's equity...........................................................    1,684,434     1,547,881
                                                                                             ------------  ------------

      Total liabilities and stockholder's equity...........................................   $2,654,141    $2,580,302
                                                                                             ------------  ------------
                                                                                             ------------  ------------

                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                     Statements of Income

($ in Thousands)

                                                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                                                           -------------------------------

                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------

Revenues:

Gross premiums written...................................................................  $  97,027  $  97,288  $ 161,940

Ceded premiums...........................................................................    (29,376)   (19,319)   (46,477)

  Net premiums written...................................................................     67,651     77,969    115,463

Decrease in net unearned premiums........................................................     51,314     27,309     53,364
                                                                                           ---------  ---------  ---------

  Net premiums earned....................................................................    118,965    105,278    168,827

Net investment income....................................................................    124,635    120,398    109,828

Net realized gains.......................................................................     15,022     30,762      5,898
                                                                                           ---------  ---------  ---------

      Total revenues.....................................................................    258,622    256,438    284,553
                                                                                           ---------  ---------  ---------

Expenses:

Loss and loss adjustment expenses........................................................      2,389     (8,426)     3,646

Policy acquisition costs.................................................................     16,327     13,072     15,060

Decrease (Increase) in Deferred policy acquisition costs.................................      2,923     (3,940)     3,709

Other underwriting expenses..............................................................     12,508     19,100     21,182
                                                                                           ---------  ---------  ---------

      Total expenses.....................................................................     34,147     19,806     43,597
                                                                                           ---------  ---------  ---------

Income before provision for Federal income taxes.........................................    224,475    236,632    240,956
                                                                                           ---------  ---------  ---------

Federal income tax expense:

  Current................................................................................     41,548     28,913     43,484

  Deferred...............................................................................      5,318     19,841      7,741
                                                                                           ---------  ---------  ---------

Total Federal income tax expense.........................................................     46,866     48,754     51,225
                                                                                           ---------  ---------  ---------

Net income...............................................................................  $ 177,609  $ 187,878  $ 189,731
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                       Statements of Stockholder's Equity

($ in Thousands)

                                                                                            UNREALIZED
                                                                                         GAINS (LOSSES) ON
                                                                                          FIXED MATURITY
                                                                           ADDITIONAL       SECURITIES         FOREIGN
                                                                COMMON       PAID-IN    AVAILABLE- FOR-SALE,  CURRENCY    RETAINED
                                                                 STOCK       CAPITAL        NET OF TAX       ADJUSTMENT   EARNINGS
                                                              -----------  -----------  -------------------  -----------  ---------

Balance, January 1, 1994....................................   $  15,000    $ 334,011        $  90,708        $  (2,265)  $ 783,975

Net income..................................................      --           --               --               --         189,731

Change in fixed maturity securities available for sale, net
  of tax of ($71,336).......................................      --           --             (132,481)          --          --

Foreign currency translation adjustment.....................      --           --               --                1,044      --
                                                              -----------  -----------         -------       -----------  ---------

Balance, December 31, 1994..................................      15,000      334,011          (41,773)          (1,221)    973,706
                                                              -----------  -----------         -------       -----------  ---------

Net income..................................................      --           --               --               --         187,878

Dividend paid...............................................      --           --               --               --         (25,000)

Change in fixed maturity securities available for sale, net
  of tax of $56,839.........................................      --           --              105,558           --          --

Foreign currency translation adjustment.....................      --           --               --                 (278)     --
                                                              -----------  -----------         -------       -----------  ---------

Balance, December 31, 1995..................................      15,000      334,011           63,785           (1,499)  1,136,584
                                                              -----------  -----------         -------       -----------  ---------

Net Income..................................................      --           --               --               --         177,609

Dividend paid...............................................      --           --               --               --         (17,500)

Change in fixed maturity securities available for sale, net
  of tax of ($13,260).......................................      --           --              (24,625)          --          --

Foreign currency translation adjustment.....................      --           --               --                1,070      --
                                                              -----------  -----------         -------       -----------  ---------

Balance at December 31, 1996................................   $  15,000    $ 334,011        $  39,160        $    (429)  $1,296,692
                                                              -----------  -----------         -------       -----------  ---------
                                                              -----------  -----------         -------       -----------  ---------

                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                Statements of Cash Flows

 ($ in Thousands)

                                                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                                                          -------------------------------

                                                                                            1996       1995       1994
                                                                                          ---------  ---------  ---------

Operating Activities:

  Net income............................................................................  $ 177,609  $ 187,878  $ 189,731

    Adjustments to reconcile net income to net cash provided by operating activities:

    Change in unearned premiums.........................................................    (45,719)   (29,890)   (45,927)

    Change in loss and loss adjustment expense reserves.................................     (5,192)   (20,938)     2,648

    Depreciation of property and equipment..............................................      2,472      2,348      2,689

    Change in reinsurance receivable....................................................        657      6,800       (304)

    Change in prepaid reinsurance premiums..............................................     (5,596)     2,581     (7,437)

    Change in foreign currency translation adjustment...................................      1,646       (427)     1,607

    Policy acquisition costs deferred...................................................    (16,327)   (16,219)   (18,306)

    Amortization of deferred policy acquisition costs...................................     19,250     12,279     22,015

    Change in accrued investment income, and prepaid expenses and other assets..........     (7,201)     2,906     (5,150)

    Change in other liabilities.........................................................     30,117    (12,946)     2,577

    Change in deferred income taxes.....................................................      5,318     19,841      7,741

    Amortization of fixed maturity securities...........................................        792      1,922      5,112

    Change in current income taxes payable..............................................        720    (30,827)    33,391

    Net realized gains on investments...................................................    (15,022)   (30,762)    (5,898)
                                                                                          ---------  ---------  ---------

  Net cash provided by operating activities.............................................    143,524     94,546    184,489
                                                                                          ---------  ---------  ---------

  Investing Activities:

    Sales and maturities of fixed maturity securities...................................    891,643    836,103    550,534

    Purchases of fixed maturity securities..............................................  (1,033,345)  (891,108)  (721,908)

    Purchases, sales and maturities of short-term investments, net......................     17,193    (15,358)   (11,486)

    Purchases of property and equipment, net............................................       (854)      (750)    (1,290)
                                                                                          ---------  ---------  ---------

    Net cash used in investing activities...............................................   (125,363)   (71,113)  (184,150)
                                                                                          ---------  ---------  ---------

  Financing Activities:

    Dividends paid......................................................................    (17,500)   (25,000)    --
                                                                                          ---------  ---------  ---------

    Net cash provided by financing activities...........................................    (17,500)   (25,000)    --
                                                                                          ---------  ---------  ---------

    Increase (Decrease) in cash.........................................................        661     (1,567)       339

    Cash at beginning of year...........................................................        199      1,766      1,427
                                                                                          ---------  ---------  ---------

    Cash at end of year.................................................................  $     860  $     199  $   1,766
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements

(1) Business

    Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 82% of the business written since inception by the Company has been municipal bond insurance.

    The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Significant Accounting Policies

    The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1996 presentation. Significant accounting policies are as follows:

Investments

    The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

    Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                              (Continued)
Premium Revenue Recognition

    Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

Policy Acquisition Costs

    Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

Loss and Loss Adjustment Expenses

    Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $72.6 million and $77.8 million at December 31, 1996 and 1995, respectively. As of December 31, 1996 and 1995, such reserves included $28.9 million and $28.8 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of between 6.5 and 6.6 in 1996 and 5.5 % in 1995. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

Income Taxes

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                              (Continued)
Property and Equipment

    Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

Foreign Currency Translation

    The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1996 and 1995 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1996 and 1995 was $0.4 million and $1.5 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3) Statutory Accounting Practices

    The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

        (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

        (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

        (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

        (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

        (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

        (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

        (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                               (Continued)

    The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                                   YEARS ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------------
                                                            1996                       1995                    1994
                                                 ---------------------------  -----------------------  --------------------

                                                      NET
                                                 STOCKHOLDER'S  STOCKHOLDER'S    NET     STOCKHOLDER'S    NET
                                                    INCOME         EQUITY      INCOME       EQUITY      INCOME     EQUITY
                                                 -------------  ------------  ---------  ------------  ---------  ---------
GAAP basis amount..............................    $ 177,609     $1,684,434   $ 187,878   $1,547,881   $ 189,731  $1,279,723
Premium revenue recognition....................       (9,358)      (176,285)    (22,555)    (166,927)     (4,970)  (144,372)
Deferral of acquisition costs..................        2,923        (91,945)     (3,940)     (94,868)      3,709    (90,928)
Contingency reserve............................       --           (460,973)     --         (386,564)     --       (328,073)
Non-admitted assets............................       --             (3,879)     --           (5,731)     --         (7,566)
Case basis loss reserves.......................       (3,197)        (3,249)      4,048          (52)     (3,340)    (4,100)
Portfolio loss reserves........................       --             24,000     (22,100)      24,000     (11,050)    46,100
Deferral of income taxes (benefits)............        5,317         70,719      19,842       64,825       7,741     45,134
Unrealized gains (losses) on fixed maturity
  securities held at fair value, net of tax....       --            (39,160)     --          (63,785)     --         41,773
Recognition of profit commission...............         (441)        (6,185)      3,096       (5,744)     (2,410)    (8,840)
Provision for unauthorized reinsurance.........       --             --          --           --          --           (266)
Contingency reserve tax deduction (see Note
  2)...........................................       --             85,176      --           78,196      --         55,496
Allocation of tax benefits due to Parent's net
  operating loss to the
Company (see Note 5)...........................          313         10,603         637       10,290         (63)     9,653
                                                 -------------  ------------  ---------  ------------  ---------  ---------
Statutory-basis amount.........................    $ 173,166     $1,093,256   $ 166,906   $1,001,521   $ 179,348  $ 893,734
                                                 -------------  ------------  ---------  ------------  ---------  ---------
                                                 -------------  ------------  ---------  ------------  ---------  ---------

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                               (Continued)

(4) Investments

    Investments in fixed maturity securities carried at fair value of $3.1 million and $3.2 million as of December 31, 1996 and 1995, respectively, were on deposit with various regulatory authorities as required by law.

    The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                                        GROSS        GROSS
                                                                                     UNREALIZED   UNREALIZED
                                                                         AMORTIZED     HOLDING      HOLDING      FAIR
1996                                                                       COST         GAINS       LOSSES       VALUE
----------------------------------------------------------------------  -----------  -----------  -----------  ---------
U.S. Treasury securities and obligations of U.S. government
  corporations and agencies...........................................  $    57,987  $       373   $       1   $  58,359
Obligations of states and political subdivisions......................    2,098,486       65,254       4,854   2,158,886
Debt securities issued by foreign governments.........................       33,830      --              526      33,304
                                                                        -----------  -----------  -----------  ---------
Investments available-for-sale........................................    2,190,303       65,627       5,381   2,250,549
Short-term investments................................................       73,839      --           --          73,839
                                                                        -----------  -----------  -----------  ---------
                                                                        -----------  -----------  -----------  ---------
Total.................................................................  $ 2,264,142  $    65,627   $   5,381   $2,324,388
                                                                        -----------  -----------  -----------  ---------
                                                                        -----------  -----------  -----------  ---------

    The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1996, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                         AMORTIZED        FAIR
1996                                                                                        COST         VALUE
--------------------------------------------------------------------------------------  ------------  ------------
Due in one year or less...............................................................  $    110,783  $    110,888
Due after one year through five years.................................................        92,279        92,951
Due after five years through ten years................................................       337,495       349,524
Due after ten years through twenty years..............................................     1,650,945     1,696,623
Due after twenty years................................................................        72,640        74,402
                                                                                        ------------  ------------
Total.................................................................................  $  2,264,142  $  2,324,388
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                               (Continued)

                                                                                GROSS        GROSS
                                                                             UNREALIZED   UNREALIZED
                                                                 AMORTIZE      HOLDING      HOLDING        FAIR
1995                                                               COST         GAINS       LOSSES        VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury securities and obligations of U.S. government
  corporations and agencies..................................  $     71,182   $   1,696       --       $     72,878
Obligations of states and political subdivisions.............     1,942,001      98,458    $   1,625      2,038,834
Debt securities issued by foreign governments................        30,270         152          550         29,872
                                                               ------------  -----------  -----------  ------------
Investments available-for-sale...............................     2,043,453     100,306        2,175      2,141,584
Short-term investments.......................................        91,032      --           --             91,032
                                                               ------------  -----------  -----------  ------------
Total........................................................  $  2,134,485   $ 100,306    $   2,175   $  2,232,616
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

    In 1996, 1995 and 1994, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $891.6 million, $836.1 million, and $550.5 million, respectively. For 1996, 1995 and 1994 gross gains of $19.8 million, $36.3 million and $18.2 million respectively, and gross losses of $15.0 million, $5.5 million and $12.3 million respectively, were realized on such sales.

    Net investment income of the Company is derived from the following sources (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
Income from fixed maturity securities........................................     119,290  $  112,684  $  108,519
Income from short-term investments...........................................       6,423       8,450       2,479
                                                                               ----------  ----------  ----------
Total investment income......................................................     125,713     121,134     110,998
Investment expenses..........................................................       1,078         736       1,170
                                                                               ----------  ----------  ----------
Net investment income........................................................  $  124,635  $  120,398  $  109,828
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    As of December 31, 1996, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(5) Income Taxes

    The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.8 percent in 1996, 20.6 percent in 1995 and 21.3 percent in 1994) is less than the corporate tax rate on ordinary income of 35 percent in 1996, 1995 and 1994.

    Federal income tax expense relating to operations of the Company for 1996, 1995 and 1994 is comprised of the following (in thousands):

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Current tax expense..............................................................  $  41,548  $  28,913  $  43,484
Deferred tax expense.............................................................      5,318     19,841      7,741
                                                                                   ---------  ---------  ---------
Federal income tax expense.......................................................  $  46,866  $  48,754  $  51,225
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Income taxes computed on income before provision for federal income taxes, at the statutory rate.................................................................  $  78,566  $  82,821  $  84,334
Tax effect of:
  Tax-exempt interest............................................................    (32,609)   (30,630)   (30,089)
  Other, net.....................................................................        909     (3,437)    (3,020)
                                                                                   ---------  ---------  ---------
Provision for income taxes.......................................................  $  46,866  $  48,754  $  51,225
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                                       12

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

    The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1996 and 1995 are presented below (in thousands):

                                                                                                1996       1995
                                                                                              ---------  ---------
Deferred tax assets:
  Loss reserves.............................................................................  $   9,249  $   8,382
  Deferred compensation.....................................................................      2,531      5,735
  Tax over book capital gains...............................................................      2,144      1,069
  Other.....................................................................................      2,601      3,248
                                                                                              ---------  ---------
Total gross deferred tax assets.............................................................     16,525     18,434
                                                                                              ---------  ---------
  Deferred tax liabilities:
  Unrealized gains on fixed maturity securities, available-for-sale.........................     21,086     34,346
  Deferred acquisition costs................................................................     32,181     33,204
  Premium revenue recognition...............................................................     37,159     32,791
  Rate differential on tax and loss bonds...................................................      9,454      9,454
  Other.....................................................................................      8,450      7,810
                                                                                              ---------  ---------
Total gross deferred tax liabilities........................................................    108,330    117,605
                                                                                              ---------  ---------
Net deferred tax liability..................................................................  $  91,805  $  99,171
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1996 and 1995. The Company anticipates that the related deferred tax asset will be realized.

    Total federal income tax payments during 1996, 1995 and 1994 were $33.9 million, $59.8 million, and $10.1 million, respectively.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(6) Reinsurance

    The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $32.9 million that can be drawn on in the event of default.

    Net premiums earned are presented net of ceded earned premiums of $23.7 million, $21.9 million and $39.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $(0.8) million, $1.1 million and $0.3 million for the years ended December 31, 1996, 1995 and 1994, respectively.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(7) Loss and Loss Adjustment Expenses

    Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):


                                                                                      YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Balance at January 1,............................................................  $  77,808  $  98,746  $  96,098
  Less reinsurance recoverable...................................................     (7,672)    14,472     14,168
                                                                                   ---------  ---------  ---------
Net balance at January 1,........................................................     70,136     84,274     81,930
Incurred related to:
Current year.....................................................................     --         26,681     15,133
Prior years......................................................................      2,389     (1,207)      (437)
Portfolio reserves...............................................................     --        (33,900)   (11,050)
                                                                                   ---------  ---------  ---------
Total Incurred...................................................................      2,389     (8,426)     3,646
                                                                                   ---------  ---------  ---------
Paid related to:
Current year.....................................................................     --           (197)      (382)
Prior years......................................................................     (6,924)    (5,515)      (920)
                                                                                   ---------  ---------  ---------
Total Paid.......................................................................     (6,924)    (5,712)    (1,302)
                                                                                   ---------  ---------  ---------
Net balance at December 31,......................................................     65,601     70,136     84,274
  Plus reinsurance recoverable...................................................      7,015      7,672     14,472
                                                                                   ---------  ---------  ---------
Balance at December 31,..........................................................  $  72,616  $  77,808  $  98,746
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(8) Related Party Transactions

    The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $8.1 million, $3.2 million and $3.2 million in expenses were incurred in 1996, 1995 and 1994, respectively, related to such transactions.

    The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.6 million in 1996, $1.3 million in 1995, and $2.5 million in 1994.

    The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1996, 1995 and 1994.

(9) Compensation Plans

    Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $4.5 million, $7.5 million and $12.2 million in 1996, 1995 and 1994, respectively, before deduction for related tax benefits.

(10) Dividends

    Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1996 and 1995, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1996 and 1995, the amount of the Company's surplus available for dividends was approximately $91.8 million and $100.2 million, respectively.

    During 1996 and 1995, the Company paid dividends of $17.5 milion and $25.0 million, respectively. No dividends were paid during 1994.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(11) Financial Instruments

     Fair Value of Financial Instruments

    The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

    Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

    Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

    Cash, Receivable for Securities Sold, and Payable for Securities Purchased:
The carrying amounts of these items approximate their fair values.

    The estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows (in thousands):

                                                                         1996                      1995
                                                              --------------------------  ----------------------
                                                                CARRYING        FAIR       CARRYING      FAIR
                                                                 AMOUNT        VALUE        AMOUNT      VALUE
                                                              ------------  ------------  ----------  ----------
Financial Assets
Cash
  On hand and in demand accounts............................  $        860  $        860  $      199  $      199
Short-term investments......................................  $     73,839  $     73,839      91,032      91,032
Fixed maturity securities...................................  $  2,250,549  $  2,250,549   2,141,584   2,141,584

    Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $358.7million and $387.4 million compared to a carrying value of $487.8 million as of December 31, 1996 and between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                 (Continued)

Concentrations of Credit Risk

    The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

    In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

    As of December 31, 1996, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $104.4 billion, net of reinsurance of $30.8 billion. The Company's insured portfolio as of December 31, 1996 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

    As of December 31, 1996, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                                                          NET
                                                                                                       PRINCIPAL
                                                                                                      OUTSTANDING
                                                                                                      ------------
Municipal:
  General obligation................................................................................  $   50,213.1
  Special revenue...................................................................................      33,037.8
  Industrial revenue................................................................................         366.5
  Non-municipal.....................................................................................      20,776.2
                                                                                                      ------------
Total...............................................................................................  $  104,393.6
                                                                                                      ------------
                                                                                                      ------------

    The Company's net exposure outstanding is $188,646.00 million as of December 31, 1996.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                 (Continued)

    The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1996 by state, net of reinsurance, was as follows (in millions):

                                                                                                          NET
                                                                                                       PRINCIPAL
                                                                                                      OUTSTANDING
                                                                                                      ------------
California..........................................................................................  $   11,251.7
Florida.............................................................................................       9,838.4
Pennsylvania........................................................................................       9,325.3
New York............................................................................................       8,184.5
Illinois............................................................................................       6,721.2
Texas...............................................................................................       5,799.1
New Jersey..........................................................................................       4,465.3
Michigan............................................................................................       4,166.6
Arizona.............................................................................................       2,808.9
Ohio................................................................................................       2,616.0
                                                                                                      ------------
Sub-total...........................................................................................      65,177.0
Other states and International......................................................................      39,216.6
                                                                                                      ------------
Total...............................................................................................  $  104,393.6
                                                                                                      ------------
                                                                                                      ------------

(12) Commitments

    Total rent expense was $2.8 million, $2.2 million and $2.6 million in 1996, 1995 and 1994, respectively. For each of the next five years and in the aggregate as of December 31, 1996, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

YEAR                                                                                                        AMOUNT
---------------------------------------------------------------------------------------------------------  ---------
1997.....................................................................................................  $   2,909
1998.....................................................................................................      2,909
1999.....................................................................................................      2,909
2000.....................................................................................................      2,909
2001.....................................................................................................      2,911
                                                                                                           ---------
Total minimum future rental payments.....................................................................  $  14,547
                                                                                                           ---------
                                                                                                           ---------